UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 18, 2025

MSP Recovery, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-39445 (Commission File Number)	84-4117825 (I.R.S. Employer Identification No.)

3150 SW 38th Avenue Suite 1100 Miami, Florida		33146
(Address of principal executive offices)		(Zip Code)

(305) 614-2222

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.0001 par value per share	MSPR	Nasdaq Capital Market

Redeemable warrants, each lot of 4,375 warrants exercisable for one share of Class A common stock at an exercise price of $50,312.50 per share	MSPRW	Nasdaq Capital Market

Redeemable warrants, each lot of 4,375 warrants exercisable for one share of Class A common stock at an exercise price of $0.4375 per share	MSPRZ	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously disclosed, on October 22, 2025, the Company received a Staff Delisting Determination (the “Delisting Notification”), notifying the Company that it was not in compliance with the minimum stockholders’ equity requirement for continued listing on the Nasdaq Capital Market, under Listing Rule 5550(b)(1), as the Company’s stockholders’ equity reported in the Company’s Form 10-K for the year ended December 31, 2024, was below the required minimum of $2.5 million, and the Company did not meet the alternative compliance standards, relating to the market value of listed securities of $35 million or net income from continuing operations of $500,000 in the most recently completed fiscal year or in two of the last three most recently completed fiscal years.

On October 29, 2025, the Company timely requested a review of the Delisting Notification by a Hearings Panel (the “Panel”), and on November 21, 2025, the Company timely submitted its Required Written Submission to the Panel. The hearing request stayed suspension of trading of the Company’s securities and the filing of the Form 25-NSE, pending the Panel’s decision.

On November 28, 2025, the Company received an additional staff determination letter (“Additional Staff Determination”) indicating that the bid price of the Company’s listed securities has closed at less than $1.00 per share over the previous 30 consecutive business days, and, as a result, the Company is not in compliance with Listing Rule 5550(a)(2). The Staff determined that such non-compliance served as an additional basis for delisting the Company’s securities from Nasdaq. The Company was afforded an opportunity to present its views to the Panel with respect to this additional deficiency at the December 11, 2025 hearing.

On December 11, 2025, the Panel held a hearing on the Appeal of the Staff’s October 22, 2025 and November 28, 2025 decisions to commence proceedings to delist the common stock of the Company. On December 18, 2025, the Company received further notice that the Panel had denied the Appeal, and that the Company’s common stock will be delisted from trading on Nasdaq based on the failure to comply with the minimum stockholders’ equity requirement and the minimum bid price rule. Accordingly, the Company’s common stock will be suspended from trading on Nasdaq effective with the open of trading on December 22, 2025. Commencing on December 22, 2025, we expect the Company’s common stock to continue to trade on the OTC Markets OTCQB market under the ticker “MSPR.”

Item 9.01. Financial Statements and Exhibits.

(d)
Exhibits

Exhibit Number	Description
104	Cover Page Interactive File (the cover page tags are embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MSP RECOVERY, INC.
Dated: December 22, 2025

	By:	/s/ Francisco Rivas-Vasquez
	Name:	Francisco Rivas-Vasquez
	Title:	Chief Financial Officer